Exhibit 99.1

                                                    Citizens Communications
                                                    3 High Ridge Park
                                                    Stamford, CT  06905
                                                    203.614.5600
                                                    Web site: www.czn.net

FOR IMMEDIATE RELEASE


Contact:
David Whitehouse
203.614.5708
David.Whitehouse@czn.com


                             California PUC Approves
         Citizens Communications' Acquisition of Global Valley Networks

                 Closing Expected to Occur in Next Several Weeks

STAMFORD, Conn., October 22, 2007 - Citizens Communications Company (NYSE: CZN) today announced that the California Public Utilities Commission last Thursday approved Citizens' proposed acquisition of Global Valley Networks Inc. ("GVN") and GVN Services ("GVS") through the purchase from Country Road Communications LLC of 100% of the outstanding common stock of Evans Telephone Holdings, Inc., the parent of GVN and GVS. This completes all required Federal and state regulatory approvals for the acquisition. The parties anticipate that the transaction will close within the next several weeks. The transaction is, however, still subject to certain customary closing conditions.

"We are excited about this acquisition and are appreciative of the swift review and approval process that both the California Public Utilities Commission and the Federal Communications Commission conducted. The Global Valley Networks markets are a great fit with our California properties and we look forward to integrating these markets into our West Region," said Maggie Wilderotter, Chairman and CEO of Citizens Communications.

About Citizens Communications Company

Citizens Communications Company (NYSE: CZN) operates under the brand name of Frontier and offers telephone, television and Internet services in 23 states. More information is available at www.czn.com, www.frontieronline.com and www.frontier.myway.com


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Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements that are made pursuant to the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. These statements are made on the basis of management's views and assumptions regarding future events and business performance. Words such as "believe," "anticipate," "expect" and similar expressions are intended to identify forward-looking statements. Forward-looking statements (including oral representations) involve risks and uncertainties that may cause actual results to differ materially from any future results, performance or achievements expressed or implied by such statements. The foregoing information should be read in conjunction with Citizens' filings with the U.S. Securities and Exchange Commission including, but not limited to, reports on Forms 10-K and 10-Q. Citizens does not intend to update or revise these forward-looking statements to reflect the occurrence of future events or circumstances.

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